                                                             Page 58 of 59 Pages

                                                                      Exhibit 12

                        Executive Officers and Directors
                                       of
                                   ACMC, Inc.


            The names of the Directors and the names and titles of the Executive Officers of ACMC, Inc. and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of ACMC, Inc. at 1290 Avenue of the Americas, New York, New York, 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to ACMC, Inc. and each individual is a United States citizen.


            Name, Business Address             Present Principal Occupation
            ----------------------             ----------------------------
       *       Kevin R. Byrne                  Vice President and Treasurer, The Equitable
                                               Life Assurance Society of the United States
                                               and The Equitable Companies Incorporated

       *       Joseph J. Melone                Chairman and Chief Executive Officer, The
                                               Equitable Life Assurance Society of the
                                               United States; President and Chief Executive
                                               Officer, The Equitable Companies
                                               Incorporated

       *       Louis M. Ocone                  Executive Vice President and Chief Financial
                                               Officer

       *       Stanley B. Tulin                Senior Executive Vice President and Chief
                                               Financial Officer, The Equitable Life
                                               Assurance Society of the United States;
                                               Executive Vice President and Chief Financial
                                               Officer, The Equitable Companies
                                               Incorporated

*Director